Calculation of Filing Fee Tables
S-3
BERKLEY W R CORP
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.20 per share	457(r)				0.000087
Fees to be Paid	2	Equity	Preferred Stock, par value $0.10 per share	457(r)				0.000087
Fees to be Paid	3	Equity	Depositary Shares	457(r)				0.000087
Fees to be Paid	4	Debt	Debt Securities	457(r)				0.000087
Fees to be Paid	5	Other	Warrants to Purchase Common Stock	457(r)				0.000087
Fees to be Paid	6	Other	Warrants to Purchase Preferred Stock	457(r)				0.000087
Fees to be Paid	7	Other	Warrants to Purchase Debt Securities	457(r)				0.000087
Fees to be Paid	8	Other	Stock Purchase Contracts	457(r)				0.000087
Fees to be Paid	9	Other	Stock Purchase Units	457(r)				0.000087
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	(1) An indeterminate aggregate initial offering price and number of securities of each identified class is being registered as may from time to time be offered, issued or sold at indeterminate prices. In addition, an indeterminate number of securities that may be issued upon exercise, settlement, conversion or exchange of any offered securities, or pursuant to anti-dilution adjustments, are being registered. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. (2) Pursuant to Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of the entire registration fee. Registration fees will be paid subsequently on a "pay as you go" basis.

[2]	(1) An indeterminate aggregate initial offering price and number of securities of each identified class is being registered as may from time to time be offered, issued or sold at indeterminate prices. In addition, an indeterminate number of securities that may be issued upon exercise, settlement, conversion or exchange of any offered securities, or pursuant to anti-dilution adjustments, are being registered. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. (2) Pursuant to Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of the entire registration fee. Registration fees will be paid subsequently on a "pay as you go" basis.

[3]	(1) An indeterminate aggregate initial offering price and number of securities of each identified class is being registered as may from time to time be offered, issued or sold at indeterminate prices. In addition, an indeterminate number of securities that may be issued upon exercise, settlement, conversion or exchange of any offered securities, or pursuant to anti-dilution adjustments, are being registered. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. (2) Pursuant to Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of the entire registration fee. Registration fees will be paid subsequently on a "pay as you go" basis.

[4]	(1) An indeterminate aggregate initial offering price and number of securities of each identified class is being registered as may from time to time be offered, issued or sold at indeterminate prices. In addition, an indeterminate number of securities that may be issued upon exercise, settlement, conversion or exchange of any offered securities, or pursuant to anti-dilution adjustments, are being registered. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. (2) Pursuant to Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of the entire registration fee. Registration fees will be paid subsequently on a "pay as you go" basis.

[5]	(1) An indeterminate aggregate initial offering price and number of securities of each identified class is being registered as may from time to time be offered, issued or sold at indeterminate prices. In addition, an indeterminate number of securities that may be issued upon exercise, settlement, conversion or exchange of any offered securities, or pursuant to anti-dilution adjustments, are being registered. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. (2) Pursuant to Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of the entire registration fee. Registration fees will be paid subsequently on a "pay as you go" basis.

[6]	(1) An indeterminate aggregate initial offering price and number of securities of each identified class is being registered as may from time to time be offered, issued or sold at indeterminate prices. In addition, an indeterminate number of securities that may be issued upon exercise, settlement, conversion or exchange of any offered securities, or pursuant to anti-dilution adjustments, are being registered. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. (2) Pursuant to Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of the entire registration fee. Registration fees will be paid subsequently on a "pay as you go" basis.

[7]	(1) An indeterminate aggregate initial offering price and number of securities of each identified class is being registered as may from time to time be offered, issued or sold at indeterminate prices. In addition, an indeterminate number of securities that may be issued upon exercise, settlement, conversion or exchange of any offered securities, or pursuant to anti-dilution adjustments, are being registered. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. (2) Pursuant to Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of the entire registration fee. Registration fees will be paid subsequently on a "pay as you go" basis.

[8]	(1) An indeterminate aggregate initial offering price and number of securities of each identified class is being registered as may from time to time be offered, issued or sold at indeterminate prices. In addition, an indeterminate number of securities that may be issued upon exercise, settlement, conversion or exchange of any offered securities, or pursuant to anti-dilution adjustments, are being registered. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. (2) Pursuant to Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of the entire registration fee. Registration fees will be paid subsequently on a "pay as you go" basis.

[9]	(1) An indeterminate aggregate initial offering price and number of securities of each identified class is being registered as may from time to time be offered, issued or sold at indeterminate prices. In addition, an indeterminate number of securities that may be issued upon exercise, settlement, conversion or exchange of any offered securities, or pursuant to anti-dilution adjustments, are being registered. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. (2) Pursuant to Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of the entire registration fee. Registration fees will be paid subsequently on a "pay as you go" basis.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date